Exhibit 1.12

Exhibit 1-A - 12 Opn Cnsl

CHADRICK S.  HENDERSON

Attorney at Law

2646 S Loop W #380

Houston, TX  77054

chadhendersonlaw@yahoo.com

Chadrick S. Henderson	Tel 832-209-1441
Attorney at Law	Fax 832-209-1380

December 14th, 2020

Re:	SPOTLIGHT CAPITAL HOLDINGS, INC. (Trading under Symbol: SLCH)
Regulation A Plus Offering Statement Amendment as of December 14th, 2020

To Whom it May Concern:

My office has been retained as special outside counsel to Spotlight Capital Holdings, Inc., a corporation organized under the laws of the State of Colorado (the “Corporation”), in connection with the issuance of twenty million (20,000,000) dollars common stock of the company pursuant to Regulation A Plus, which is contained in Section 401 of the JOBS Act.  This section amended section 3(b) of the Securities Act of 1933 (the “Act”), which increased the amounts that an issuer can raise under Regulation A, which is now Regulation A Plus.  Pursuant to the current section 3(b)(2) of the Act, Spotlight can issue up to twenty million (20,000,000) dollars of its stock annually, without registering its stock with the Securities and Exchange Commission, pursuant to section 12(b) of the Act.  In connection with the offering statement needed to apply for this exemption, I am of the opinion that: (i) effective upon filing and approval of the offering statement, upon which this opinion is based, the Company can issue up to twenty million ($20,000,000) dollars of its stock on the open market or to private investors; and (ii) the aggregate amount of common stock may be sold by Spotlight, free of any restrictions on transfer, without registration under the Act, pursuant to an exemption from registration as set forth in section 3(b)(2) of the Act.

In connection with this opinion, I have examined the following:

1.	Section 3(b)(2) of the Act.

2.	The proposed offering statement of Spotlight Capital Holdings, Inc.

3.	Previous filings of Spotlight Capital Holdings, Inc., with OTC Markets and this agency

4.	Meetings with management, concerning the objectives of the Regulation A Plus offering

5.	The current capital structure which consists of the following Common stock authorized and outstanding:

Total shares authorized: 500,000,000

Total shares outstanding: 15,501,243

I have also investigated such other matters, and examined such other documents, as I have deemed necessary in connection with the rendering of this opinion.   In examining these documents, I have assumed the genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies.  This opinion is based solely on the facts and assumptions as set forth in this opinion and is limited to the investigation and examinations and such other investigation as I deemed necessary. Based on the information provided and on my examination of the documents and the law previously discussed, I find as follows:

1.	The Company qualifies as a Tier I Company pursuant to the exemptions created under Section 401, JOBS Act, which amended section, 3(b) of the Act.

2.	The Company can raise up to Twenty Million Dollars ($20,000,000) annually pursuant to the exemption provided by Regulation A plus.

3.	The stock issued pursuant to this exemption shall be free from registration as required by the Act.

4.	The stock issued pursuant to this exemption will be free trading according to the new Section, 3(b) of the Act.

5.	The stock, when sold, will be legally (or validly) issued; fully paid; and non-assessable.

Based on the above, I am of the opinion that: (i) Spotlight can issue its stock pursuant to Regulation A Plus in order to raise money for the Company; (ii) as of the filing of the amended offering statement, which qualifies the Company for the Regulation A plus exemption and meets the requirements of section 3(b) of the Act any stock issued pursuant to the Regulation A Plus amended Offering Statement shall be exempt from the registration requirements of section 12(b) of the Act under the exemption set forth in the above mentioned section; and (iii) the shares of common stock may be sold or transferred by Spotlight free of any restrictions on transfer.

Any broker-dealer, any clearing firm, and/or any private investor(s) are hereby authorized to present this letter and to rely on this opinion in selling the shares of common stock and in registering transfer thereof. No other use of this opinion is authorized.

Respectfully yours,

/s/ Chadrick S. Henderson
CHADRICK S. HENDERSON, Esq.